AMENDMENT NO. 1 TO TRANSACTION SUPPORT AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Transaction Support Agreement dated [ ], 2026 (the “Agreement”) is dated as of October [ ], 2026, by and between Enhanced Group Inc., a Texas corporation, as successor to Enhanced Ltd., a Cayman Islands exempted company (collectively, the “Company”), and [Name] (the “Supporting Shareholder”). Unless context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.
RECITALS
WHEREAS, on [ ], 2026, the Company and the Supporting Shareholder entered into the Agreement;
WHEREAS, on May 7, 2026, the Business Consummation was consummated; and
WHEREAS, the Supporting Shareholder wishes to demonstrate its continued support for the Company and its stockholders by extending the lock-up applicable to the Subject Shares, thereby reducing potential share overhang and supporting an orderly trading market for the Company’s securities, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto desire to agree to certain matters as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
SUBSEQUENT RELEASE AMENDMENT
Section 1.1    Subsequent Release. Section 1.2 of the Transaction Support Agreement is hereby deleted in its entirety and replaced with the following:
 Section 1.2 Subsequent Release. The Support Restrictions shall cease to apply to the Subject Shares held by the Supporting Shareholder on the date which is twelve (12) months from the date of consummation of the Business Combination.

ARTICLE II
MISCELLANEOUS
Section 2.1    Authority. The Supporting Shareholder hereby represents and warrants that it has full power and authority to enter into this Amendment and that, upon request, the Supporting Shareholder will execute any additional documents necessary in connection with the enforcement thereof.

This Amendment shall be binding on the Supporting Shareholder and the successors, heirs, personal representatives and assigns of the Supporting Shareholder.
Section 2.2    Governing Law. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

Entered into on the date first set forth above.

SUPPORTING SHAREHOLDER:

[Name]

By:

For acceptance by the Company:

COMPANY:

ENHANCED GROUP INC.

By:
Name:
Title: